Exhibit 10.3

Execution Version

INTERCREDITOR AGREEMENT

dated as of

July 31, 2013,

among

ATLAS ENERGY, L.P.,

as Borrower,

EACH OF THE OTHER GRANTORS PARTY HERETO,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Revolving Facility Administrative Agent,

and

DEUTSCHE BANK AG, NEW YORK BRANCH,

as Term Facility Administrative Agent

THIS IS THE INTERCREDITOR AGREEMENT REFERRED TO

IN THE CREDIT AGREEMENTS REFERRED TO HEREIN.

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS

Section 1.01	Certain Defined Terms	2
Section 1.02	Other Defined Terms	2
Section 1.03	Terms Generally	10
Section 1.04	Impairment	10

ARTICLE II

LIEN PRIORITIES

Section 2.01	Relative Priorities	11
Section 2.02	Prohibition on Contesting Liens	12
Section 2.03	No New Liens	12
Section 2.04	Similar Liens and Agreements	12
Section 2.05	Judgment Creditors	13
Section 2.06	No Debt Subordination	13

ARTICLE III

ENFORCEMENT OF RIGHTS; MATTERS RELATING TO SHARED COLLATERAL

Section 3.01	Exercise of Rights and Remedies	13
Section 3.02	No Interference	15
Section 3.03	Rights as Unsecured Creditors	17
Section 3.04	Automatic Release of Term Facility Liens and Revolving Facility Liens	18
Section 3.05	Notice of Exercise of Term Facility Liens	18
Section 3.06	Insurance and Condemnation Awards	19

ARTICLE IV

PAYMENTS

Section 4.01	Application of Proceeds	19
Section 4.02	Payment Over	20

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ARTICLE V

BAILMENT

Section 5.01	Bailment for Perfection of Certain Security Interests	21
Section 5.02	Bailment for Perfection of Certain Security Interests – Other Control Collateral (Term Facility Administrative Agent)	22

ARTICLE VI

INSOLVENCY PROCEEDINGS

Section 6.01	Finance and Sale Matters	23
Section 6.02	Reorganization Securities	24
Section 6.03	Post-Petition Interest	25
Section 6.04	Certain Waivers by the Term Facility Secured Parties	25
Section 6.05	Certain Voting Matters	25
Section 6.06	Separate Grants of Security and Separate Classification	25

ARTICLE VII

OTHER AGREEMENTS

Section 7.01	Matters Relating to Loan Documents	26
Section 7.02	Effect of Refinancing of Indebtedness under Revolving Facility Loan Documents	26
Section 7.03	No Waiver by Secured Parties	27
Section 7.04	Reinstatement	28
Section 7.05	Further Assurances	28
Section 7.06	Notice of Exercise of Remedies	28

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES

Section 8.01	Representations and Warranties of Each Party	29
Section 8.02	Representations and Warranties of Each Administrative Agent	29

ARTICLE IX

NO RELIANCE; NO LIABILITY; OBLIGATIONS ABSOLUTE

Section 9.01	No Reliance; Information	29
Section 9.02	No Warranties or Liability	30
Section 9.03	Obligations Absolute	31

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INTERCREDITOR AGREEMENT dated as of July 31, 2013 (as amended, restated, modified or supplemented from time to time, this “Agreement”), among ATLAS ENERGY, L.P., a Delaware limited partnership (the “Borrower”), each of the undersigned Grantors (as defined below), WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Revolving Facility Lenders (as defined below) (in such capacity, together with its successors and assigns in such capacity, the “Revolving Facility Administrative Agent”), and DEUTSCHE BANK AG, NEW YORK BRANCH, as administrative agent for the Term Facility Lenders (as defined below) and as collateral agent for the Term Facility Secured Parties (as defined below) (in such capacity, together with its successors and assigns in such capacity, the “Term Facility Administrative Agent”).

PRELIMINARY STATEMENT

Reference is made to (a) the Credit Agreement dated as of July 31, 2013 (as heretofore amended, restated, amended and restated, supplemented or otherwise modified, and as the same may be further amended, restated, amended and restated, supplemented, modified or Refinanced from time to time after the date hereof, the “Revolving Facility Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Revolving Facility Lenders”) and the Revolving Facility Administrative Agent, (b) the Term Loan Agreement dated as of July 31, 2013 hereof (as amended, restated, amended and restated, supplemented, modified or Refinanced from time to time, the “Term Facility Credit Agreement” and, together with the Revolving Facility Credit Agreement, the “Credit Agreements”), among the Borrower, the lenders from time to time party thereto (the “Term Facility Lenders”) and the Term Facility Administrative Agent, and (c) the Security Instruments referred to in the Credit Agreements.

RECITALS

A. The Revolving Facility Lenders have agreed to make loans and other extensions of credit to the Borrower pursuant to the Revolving Facility Credit Agreement on the condition, among others, that the Revolving Facility Obligations (such term and each other capitalized term used but not defined in the preliminary statement or these recitals having the meaning given it in Article I) shall be secured by Liens on, and security interests in, the Revolving Facility Collateral.

B. The Term Facility Lenders have agreed to make loans to the Borrower pursuant to the Term Facility Credit Agreement on the condition, among others, that the Term Facility Obligations shall be secured by Liens on, and security interests in, the Term Facility Collateral.

C. The Credit Agreements require, among other things, that the parties hereto set forth in this Agreement, among other things, their respective rights, obligations and remedies with respect to the Shared Collateral.

Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Certain Defined Terms.

Terms defined above shall have the meanings ascribed to them. Unless otherwise indicated, capitalized terms used but not defined herein shall have the meaning given such terms in the Revolving Facility Credit Agreement as in the effect as of the date hereof or as amended in accordance with this Agreement; if not defined therein, such terms shall have the meaning given such terms in the Term Facility Credit Agreement as in the effect as of the date hereof or as amended in accordance with this Agreement. As used in this Agreement, the following terms shall have the following meanings:

Section 1.02 Other Defined Terms.

As used in the Agreement, the following terms shall have the meanings specified below:

“Administrative Agents” shall mean collectively each of the Revolving Facility Administrative Agent and the Term Facility Administrative Agent.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereinafter in effect, or any successor statute.

“Bankruptcy Law” shall mean the Bankruptcy Code and any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law.

“Borrower” shall have the meaning assigned to such term in the preamble of this Agreement.

“Cash Management Agreement” shall mean any agreement providing for treasury, depositary, purchasing card or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions between the Borrower or any Subsidiary and any Cash Management Provider, and including commercial credit card and merchant card services, regardless of when such agreement was entered into.

“Cash Management Obligations” shall mean all amounts and other obligations owing by the Borrower or any Subsidiary to any Cash Management Provider under any Cash Management Agreement.

“Cash Management Provider” shall mean any Person that, at the time it enters into a Cash Management Agreement, is a Revolving Facility Lender, an Affiliate of a Revolving Facility Lender, the Revolving Facility Administrative Agent or an Affiliate of the Revolving Facility Administrative Agent, in its capacity as a party to such Cash Management Agreement.

“Collateral” shall mean, collectively, the Revolving Facility Collateral and the Term Facility Collateral.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Agreements” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Credit Exposure” shall mean the Swap Termination Value under a Swap Agreement.

“DIP Financing” shall have the meaning assigned to such term in Section 6.01(a)(ii).

“DIP Financing Liens” shall have the meaning assigned to such term in Section 6.01(a)(ii).

“Discharge of Revolving Facility Obligations” shall mean, subject to Section 7.02 and Section 7.04, (a) payment in full in cash of the principal of and interest (including interest accruing during the pendency of any Insolvency Proceeding, regardless of whether allowed or allowable in such Insolvency Proceeding) and premium, if any, on all Revolving Facility Obligations outstanding under the Revolving Facility Loan Documents, (b) payment in full in cash of all other Revolving Facility Obligations (including, without limitation, all Cash Management Obligations) that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, (c) cancellation of or the entry into arrangements reasonably satisfactory to the Revolving Facility Administrative Agent and the Issuing Bank with respect to all letters of credit issued and outstanding under the Revolving Facility Credit Agreement (including, without limitation, cash collateralization or back-to-back letters of credit in an amount not to exceed 105% of the aggregate undrawn face amount), (d) termination of, and payment of the Credit Exposure of the Revolving Secured Swap Parties under, each Revolving Eligible Swap Agreement and all related fees, expenses and other amounts owed to the Revolving Secured Swap Parties in connection therewith (other than any Revolving Eligible Swap Agreement with respect to which other arrangements satisfactory in the sole discretion of the Revolving Secured Swap Party that is a party to such Revolving Eligible Swap Agreement have been made), (e) termination, assignment, novation, or collateralization of all Cash Management Obligations and other obligations associated therewith on terms satisfactory to the applicable Cash Management Provider in its sole discretion, and (f) termination or expiration of all commitments to lend and all obligations to issue or extend letters of credit under the Revolving Facility Credit Agreement.

“Discharge of Term Facility Obligations” shall mean, subject to Section 7.02 and Section 7.04, (a) payment in full in cash of the principal of and interest (including interest accruing during the pendency of any Insolvency Proceeding, regardless of whether allowed or allowable in such Insolvency Proceeding) and premium, if any, on all Term Facility Obligations outstanding under the Term Facility Loan Documents, (b) payment in full in cash of all other Term Facility Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid and (c) termination of, and payment of the Credit Exposure of the Term Facility Secured Swap Parties under, each Term Facility Eligible Swap Agreement and all related fees, expenses and other amounts owed to the Term Facility Secured Swap Parties in connection therewith (other than any Term Facility Eligible Swap Agreement with respect to which other arrangements satisfactory in the sole discretion of the Term Facility Secured Swap Party that is a party to such Term Facility Eligible Swap Agreement have been made).

“Disposition” shall mean any sale, lease, exchange, transfer or other disposition. “Dispose” shall have a correlative meaning.

“Enforcement Action” shall mean an action under applicable law to (a) foreclose, execute, levy, or collect on, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or Dispose of (whether publicly or privately), Shared Collateral, or otherwise exercise or enforce remedial rights with respect to Shared Collateral under the Revolving Facility Loan Documents or the Term Facility Loan Documents (including by way of setoff, recoupment, notification of a public or private sale or other Disposition pursuant to the UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable), (b) solicit bids from third Persons to conduct the liquidation or Disposition of Shared Collateral or to engage or retain sales brokers, marketing agents or auctioneers for the purposes of marketing, promoting, and selling Shared Collateral, (c) to receive a transfer of Shared Collateral in satisfaction of any obligation secured thereby, (d) to otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Shared Collateral at law, in equity or pursuant to the Revolving Facility Loan Documents or the Term Facility Loan Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Shared Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of equity interests comprising Shared Collateral), or (e) cause the Disposition of Shared Collateral by any Grantor after the occurrence and during the continuation of an event of default under the Revolving Facility Loan Documents or the Term Facility Loan Documents with the consent of the Revolving Facility Administrative Agent or the Term Facility Administrative Agent, as applicable; provided that “Enforcement Action” will also be deemed to include the commencement of, or joinder in filing of a petition for commencement of, an Insolvency Proceeding against the owner of Shared Collateral.

“Grantors” shall mean (a) the Borrower, (b) each other Person that shall have created or purported to create any Revolving Facility Lien or Term Facility Lien on all or any part of its Property to secure any Revolving Facility Obligations or any Term Facility Obligations, and (c) each other Person that shall have provided a guaranty or other similar credit support for either the Revolving Facility Obligations or the Term Facility Obligations.

“Guarantors” shall mean, collectively, each Person that has guaranteed, or that from time to time hereafter guarantees, the Revolving Facility Obligations or the Term Facility Obligations.

“Impairment” shall have the meaning assigned to such term in Section 1.04.

“Insolvency Proceeding” shall mean (a) any voluntary or involuntary proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to any Grantor, (b) any voluntary or involuntary appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Grantor or for a substantial part of the Property of any Grantor, (c) any voluntary or involuntary winding-up or liquidation of any Grantor, or (d) a general assignment for the benefit of creditors by any Grantor.

“Lien” shall mean any interest in Property securing an obligation owed to, or securing a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, charge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations granted to secure or evidence any such obligation or claim. For the purposes of this Agreement, a Grantor shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Loan Documents” shall mean the Revolving Facility Loan Documents and the Term Facility Loan Documents.

“New Revolving Facility Administrative Agent” shall have the meaning assigned to such term in Section 7.02.

“New Revolving Facility Loan Documents” shall have the meaning assigned to such term in Section 7.02.

“New Revolving Facility Obligations” shall have the meaning assigned to such term in Section 7.02.

“Obligations” shall mean and includes all Revolving Facility Obligations and/or all Term Facility Obligations, as applicable.

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pledged or Controlled Collateral” shall have the meaning assigned to such term in Section 5.01(a).

“Priority DIP Financing Lien” shall mean any DIP Financing Lien to the extent such Lien does not secure Obligations owing immediately prior to the commencement of the Insolvency Proceeding in which such Lien has been granted.

“Proceeds” shall have the meaning assigned to such term in Section 4.01.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Refinance” shall mean, in respect of any Obligations, to refinance, extend, renew, restructure or replace, or to issue other indebtedness in exchange or replacement for, such Obligations, in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” shall mean indebtedness that Refinances Revolving Facility Obligations or Term Facility Obligations pursuant to Article VII.

“Refinancing Notice” shall have the meaning assigned to such term in Section 7.02.

“Release” shall have the meaning assigned to such term in Section 3.04.

“Revolving Eligible Swap Agreement” shall mean any Swap Agreement between the Borrower or any Subsidiary and any Person that is entered into prior to the time, or during the time, that such Person was a Revolving Facility Lender or an Affiliate of a Revolving Facility Lender (including any such Swap Agreement in existence prior to the date of the Revolving Facility Credit Agreement), even if such Person ceases to be a Revolving Facility Lender or an Affiliate of a Revolving Facility Lender for any reason (any such Person, a “Revolving Secured Swap Party”); provided that, for the avoidance of doubt, the term “Revolving Eligible Swap Agreement” shall not include any transactions entered into after the time that such Revolving Secured Swap Party ceases to be a Revolving Facility Lender or an Affiliate of a Revolving Facility Lender.

“Revolving Facility Administrative Agent” shall have the meaning assigned to such term in the preamble of this Agreement.

“Revolving Facility Collateral” shall mean all Property of any Grantor, whether real, personal or mixed, now or at any time hereafter subject to Liens securing any Revolving Facility Obligations.

“Revolving Facility Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Revolving Facility Lenders” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Revolving Facility Liens” shall mean all Liens on the Revolving Facility Collateral securing the Revolving Facility Obligations, whether created under the Revolving Facility Security Instruments or acquired by possession, statute (including any judgment Lien), operation of law, subrogation or otherwise.

“Revolving Facility Loan Documents” shall mean the “Loan Documents”, as defined in the Revolving Facility Credit Agreement.

“Revolving Facility Obligations” shall mean all amounts owing to any party pursuant to the terms of any Revolving Facility Loan Document, including, without limitation, all amounts in respect of any principal, premium, interest (including any interest and fees accruing subsequent to the commencement of an Insolvency Proceeding at the rate provided for in the Revolving Facility Credit Agreement, whether or not such interest or fees are allowed claims under any such proceeding or under applicable state, federal or foreign law), penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts and including, without limitation, “Indebtedness”, as defined in the Revolving Facility Credit Agreement, including any cash collateralization obligations under the Revolving Facility Loan Documents.

“Revolving Facility Required Lenders” shall mean the “Majority Lenders”, as defined in the Revolving Facility Credit Agreement.

“Revolving Facility Secured Parties” shall mean, at any time, (a) the Revolving Facility Administrative Agent, any other agents under the Revolving Facility Credit Agreement, the Issuing Bank, the Revolving Facility Lenders, the Revolving Secured Swap Parties, the Cash Management Providers, and all other holders of Revolving Facility Obligations (including indemnification obligations) at such time, and (b) the successors and assigns of each of the foregoing.

“Revolving Facility Security Instruments” shall mean the “Security Instruments”, as defined in the Revolving Facility Credit Agreement.

“Revolving Secured Swap Party” shall have the meaning set forth in the definition of Revolving Eligible Swap Agreement.

“Secured Parties” shall mean, collectively, the Revolving Facility Secured Parties and the Term Facility Secured Parties.

“Secured Obligations” shall mean, collectively, the Revolving Facility Obligations and the Term Facility Obligations.

“Secured Swap Party” shall mean a Revolving Secured Swap Party or a Term Facility Secured Swap Party, as applicable.

“Security Instruments” shall mean the Revolving Facility Security Instruments and the Term Facility Security Instruments.

“Series” means (a) with respect to the Secured Parties, each of (i) the Revolving Facility Secured Parties (in their capacities as such) and (ii) the Term Facility Secured Parties (in their capacities as such), and (b) with respect to any Secured Obligations, each of (i) the Revolving Facility Obligations and (ii) the Term Facility Obligations.

“Shared Collateral” means, at any time, Collateral in which (a) the holders of two or more Series of Secured Obligations (or their respective Administrative Agents on behalf of such holders) hold a valid and perfected security interest or Lien at such time or (b) a holder of a Series of Secured Obligations (or the Administrative Agent on behalf of such holder holds a valid and perfected security interest or Lien that was granted or permitted in contravention of Section 2.03. If more than two Series of Secured Obligations are outstanding at any time and the holders of less than all Series of Secured Obligations hold a valid and perfected security interest or Lien in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of Secured Obligations that hold a valid security interest or Lien in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest or Lien in such Collateral at such time.

“Standstill Period” shall have the meaning assigned to such term in Section 3.02(a)(i).

“Subsidiary” shall mean, with respect to any Person (the “parent”) at any date, any other Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other Person (a) of which Equity Interests representing more than 50% of the equity or more than 50% of the ordinary voting power (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) or, in the case of a partnership, any general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a Subsidiary of the Borrower.

“Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a Swap Agreement.

“Swap Termination Value” shall mean, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the Secured Swap Parties that are the counterparties to such Swap Agreements.

“Term Facility Administrative Agent” shall have the meaning assigned to such term in the preamble of this Agreement.

“Term Facility Collateral” shall mean all Property of any Grantor, whether real, personal or mixed, now or at any time hereafter subject to Liens securing any Term Facility Obligations.

“Term Facility Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Term Facility Eligible Swap Agreement” shall mean any Swap Agreement between the Borrower or any Subsidiary and any Person that is entered into prior to the time, or during the time, that such Person was a Term Facility Lender or an Affiliate of a Term Facility Lender (including any such Swap Agreement in existence prior to the date of the Term Facility Credit Agreement), even if such Person ceases to be a Term Facility Lender or an Affiliate of a Term Facility Lender for any reason (any such Person, a “Term Facility Secured Swap Party”); provided that, for the avoidance of doubt, the term “Term Facility Eligible Swap Agreement” shall not include any transactions entered into after the time that such Term Facility Secured Swap Party ceases to be a Term Facility Lender or an Affiliate of a Term Facility Lender.

“Term Facility Lenders” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Term Facility Liens” shall mean all Liens on the Term Facility Collateral securing the Term Facility Obligations, whether created under the Term Facility Security Instruments or acquired by possession, statute (including any judgment Lien), operation of law, subrogation or otherwise.

“Term Facility Loan Documents” shall mean the “Loan Documents”, as defined in the Term Facility Credit Agreement.

“Term Facility Obligations” shall mean all amounts owing to any party pursuant to the terms of any Term Facility Loan Document, including, without limitation, all amounts in respect of any principal, premium, interest (including any interest and fees accruing subsequent to the commencement of an Insolvency Proceeding at the rate provided for in the Term Facility Credit Agreement, whether or not such interest or fees are allowed claims under any such proceeding or under applicable state, federal or foreign law), penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts and including, without limitation, “Indebtedness”, as defined in the Term Facility Credit Agreement.

“Term Facility Permitted Actions” shall have the meaning assigned to such term in Section 3.01(a).

“Term Facility Required Lenders” shall mean the “Majority Lenders”, as defined in the Term Facility Credit Agreement.

“Term Facility Secured Parties” shall mean, at any time, (a) the Term Facility Administrative Agent, any other agents under the Term Facility Credit Agreement, the Term Facility Lenders, the Term Facility Secured Swap Parties and all other holders of Term Facility Obligations (including indemnification obligations) at such time, and (b) the successors and assigns of each of the foregoing.

“Term Facility Secured Swap Party” shall have the meaning set forth in the definition of Term Facility Eligible Swap Agreement.

“Term Facility Security Instruments” shall mean the “Security Instruments”, as defined in the Term Facility Credit Agreement.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

Section 1.03 Terms Generally.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restriction or consent requirements with respect to, such amendments, supplements or modifications set forth herein or in any Loan Documents), (b) any reference herein (i) to any Person shall be construed to include such Person’s successors and assigns and (ii) to the Borrower or any other Grantor shall be construed to include the Borrower or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Borrower or any other Grantor, as the case may be, in any Insolvency Proceeding, (c) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) all references herein to Articles or Sections shall be construed to refer to Articles or Sections of this Agreement.

Section 1.04 Impairment.

Without limiting the provisions of Section 3.02, it is the intention of the Secured Parties of each Series that the holders of Secured Obligations of such Series (and not the Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the Secured Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Secured Obligations), (y) any of the Secured Obligations of such

Series do not have an enforceable security interest in any of the Collateral securing any other Series of Secured Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Secured Obligations) on a basis ranking prior to the security interest of such Series of Secured Obligations but junior to the security interest of any other Series of Secured Obligations or (ii) the existence of any Collateral for any other Series of Secured Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of Secured Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to any real property subject to a mortgage which applies to all Secured Obligations shall not be deemed to be an Impairment of any Series of Secured Obligations. In the event of any Impairment with respect to any Series of Secured Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Secured Obligations, and the rights of the holders of such Series of Secured Obligations (including, without limitation, the right to receive distributions in respect of such Series of Secured Obligations pursuant to Section 4.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Secured Obligations subject to such Impairment. Additionally, in the event the Secured Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such Secured Obligations or the Loan Document governing such Secured Obligations shall refer to such obligations or such documents as so modified.

ARTICLE II

LIEN PRIORITIES

Section 2.01 Relative Priorities.

Notwithstanding (a) the date, manner or order of grant, attachment or perfection of any Revolving Facility Lien or any Term Facility Lien, in each case on the Shared Collateral, (b) any provision of the UCC or any other applicable law or the provisions of any Security Instrument or any other Loan Document, (c) the modification of a Revolving Facility Loan Document or a Term Facility Loan Document, (d) the exchange of any security interest in any Shared Collateral for a security interest in other Shared Collateral, (e) the commencement of an Insolvency Proceeding or any other circumstance whatsoever, including a circumstance that might be a defense available to, or a discharge of, a Grantor in respect of a Revolving Facility Obligation or a Term Facility Obligation or holder of such obligation (but subject in each case to Section 1.04), each Administrative Agent for itself and on behalf of the other Secured Parties for which it is the Administrative Agent hereby agrees that, so long as the Discharge of Revolving Facility Obligations has not occurred, any Revolving Facility Lien on Shared Collateral now or hereafter held by or for the benefit of any Revolving Facility Secured Party (other than any Priority DIP Financing Lien) and any Term Facility Lien on Shared Collateral now or hereafter held by or for the benefit of any Term Facility Secured Party shall be equal and rank pari passu in right, priority, operation, effect and all other respects.

Section 2.02 Prohibition on Contesting Liens.

Each of the Revolving Facility Administrative Agent, for itself and on behalf of the other Revolving Facility Secured Parties, and the Term Facility Administrative Agent, for itself and on behalf of the other Term Facility Secured Parties, agrees that it will not, and hereby waives any right to, contest or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, perfection, creation, validity or enforceability of any Revolving Facility Lien or any Term Facility Lien, as the case may be, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Administrative Agents or any other Secured Party to enforce this Agreement.

Section 2.03 No New Liens.

The parties hereto agree that, so long as this Agreement remains in effect, the Borrower shall not, and shall not permit any of its Subsidiaries to, (a) grant or permit any additional Liens on any Property to secure any Term Facility Obligation unless it has granted, or concurrently therewith grants, a Lien on such Property to secure the Revolving Facility Obligations or (b) grant or permit any additional Liens on any Property to secure any Revolving Facility Obligations unless it has granted, or concurrently therewith grants, a Lien on such Property to secure the Term Facility Obligations, with each such Lien to be subject to the provisions of this Agreement. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to the Administrative Agents or the other Secured Parties, each Administrative Agent agrees, for itself and on behalf of the other Secured Parties, that any amounts received by or distributed to any Secured Party pursuant to or as a result of any Lien granted in contravention of this Section 2.03 shall be subject to Section 4.02.

Section 2.04 Similar Liens and Agreements. The parties hereto acknowledge and agree that it is their intention that the Revolving Facility Collateral and the Term Facility Collateral be identical. In furtherance of the foregoing, the parties hereto agree:

(a) to cooperate in good faith in order to determine, upon any reasonable request by the Revolving Facility Administrative Agent or the Term Facility Administrative Agent, the specific Property included in the Revolving Facility Collateral and the Term Facility Collateral, and the identity of the respective parties obligated under the Revolving Facility Loan Documents and the Term Facility Loan Documents;

(b) that, unless otherwise agreed by the Administrative Agents, the Term Facility Security Instruments and the Revolving Facility Security Instruments shall, in all material respects, provide for the same grant of Liens on the Property of the Grantors other than differences resulting from an amendment, waiver, modification or supplement, entered into after the date hereof, (i) that releases or excludes any such Property from the Lien granted thereunder or (ii) that is not adverse to the Administrative Agent (or any Secured Party represented thereby) whose Security Instruments are not being so amended, waived, modified or supplemented; and

(c) that at no time shall there be any Guarantor in respect of the Term Facility Obligations that is not also a Guarantor in respect of the Revolving Facility Obligations, and vice versa.

Section 2.05 Judgment Creditors.

In the event that any Secured Party becomes a judgment Lien creditor with respect to any Shared Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment Lien on such Shared Collateral shall be subject to the terms of this Agreement for all purposes to the same extent as all other Liens on the Shared Collateral securing the Obligations are subject to the terms of this Agreement.

Section 2.06 No Debt Subordination.

Nothing contained in this Agreement is intended to subordinate in right of payment any debt claim by a Secured Party to a debt claim by another Secured Party. All debt claims of the Secured Parties are intended to be pari passu.

ARTICLE III

ENFORCEMENT OF RIGHTS; MATTERS RELATING TO SHARED COLLATERAL

Section 3.01 Exercise of Rights and Remedies.

(a) So long as the Discharge of Revolving Facility Obligations has not occurred, whether or not any Insolvency Proceeding has been commenced, the Revolving Facility Administrative Agent and the other Revolving Facility Secured Parties shall have the exclusive right to (i) commence and maintain any Enforcement Action, and (ii) otherwise enforce the rights and remedies of a secured creditor under the UCC with respect to the Shared Collateral, under the mortgage laws and Bankruptcy Laws of any applicable jurisdiction with respect to the Shared Collateral, so long as any proceeds of Shared Collateral received by the Revolving Facility Administrative Agent are distributed in accordance with the UCC and applicable law, and in accordance with Section 4.01, without any consultation with or the consent of the Term Facility Administrative Agent or any other Term Facility Secured Party; provided that, notwithstanding the foregoing,

(i) in any Insolvency Proceeding, the Term Facility Administrative Agent and any Term Facility Secured Party may file a proof of claim or statement of interest with respect to the Term Facility Obligations;

(ii) the Term Facility Administrative Agent may take any action to preserve or protect the validity and enforceability of the Term Facility Liens on the Shared Collateral, provided that no such action is inconsistent with the terms of this Agreement;

(iii) the Term Facility Secured Parties may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims or Liens of the Term Facility Secured Parties, including any claims secured by the Shared Collateral or otherwise make any agreements or file any motions pertaining to the Term Facility Obligations, in each case, to the extent not inconsistent with the terms of this Agreement;

(iv) the Term Facility Secured Parties may exercise rights and remedies as unsecured creditors as provided in Section 3.03;

(v) the Term Facility Secured Parties may (A) present a cash bid for Shared Collateral or purchase Shared Collateral for cash at any Section 363 hearing or at any public or judicial foreclosure sale and (B) credit bid for Shared Collateral pursuant to Section 363(k) or Section 1129(b)(2(A)(ii) of the Bankruptcy Code (provided that such credit bid may only be made if the Discharge of Revolving Facility Obligations has occurred or will occur concurrently as a result of a cash bid for such Shared Collateral in addition to such credit bid);

(vi) the Term Facility Secured Parties shall be entitled to vote on any plan of reorganization to the extent consistent with the provisions of this Agreement; and

(vii) subject to Section 3.02(a), the Term Facility Administrative Agent and the other Term Facility Secured Parties may enforce any of their rights and exercise any of their remedies with respect to the Shared Collateral after the termination of the Standstill Period

(the actions described in clauses (i) through (vii) above being referred to herein as the “Term Facility Permitted Actions”). Except for the Term Facility Permitted Actions, unless and until the Discharge of Revolving Facility Obligations has occurred, the sole right of the Term Facility Administrative Agent and the other Term Facility Secured Parties with respect to the Shared Collateral shall be to receive the proceeds of the Shared Collateral, in accordance with Section 4.01, to the extent of the Term Facility Obligations, and in accordance with the Term Facility Loan Documents and applicable law. The foregoing shall not be construed to limit the rights and priorities of any Term Facility Secured Party or Term Facility Administrative Agent with respect to any Collateral not constituting Shared Collateral.

(b) In exercising rights and remedies with respect to the Shared Collateral, the Revolving Facility Administrative Agent and the other Revolving Facility Secured Parties may enforce the provisions of the Revolving Facility Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Shared Collateral upon foreclosure, to incur expenses in connection with any such Disposition of Shared Collateral and to exercise all the rights and remedies of a secured creditor with respect to the Shared Collateral under the Uniform Commercial Code, the Bankruptcy Code or any other Bankruptcy Law. The Revolving Facility Administrative Agent agrees to provide at least ten days’ prior written notice to the Term Facility Administrative Agent of its intention to foreclose upon or Dispose of any or all of the Shared Collateral.

(c) The Term Facility Administrative Agent, for itself and on behalf of the other Term Facility Secured Parties, hereby acknowledges and agrees that, except as otherwise set forth in this Agreement, (i) no covenant, agreement or restriction contained in any Term Facility Security Instrument or any other Term Facility Loan Document shall be deemed to restrict in any way the rights and remedies of the Revolving Facility Administrative Agent or the other Revolving Facility Secured Parties with respect to the Shared Collateral as set forth in this Agreement and (ii) the rights of any Revolving Facility Secured Party to enforce any provision of this Agreement or any Revolving Facility Loan Document with respect to the Shared Collateral will not be prejudiced or impaired by (A) any act or failure to act of any Grantor, any other Revolving Facility Secured Party or the Revolving Facility Administrative Agent, or (B) noncompliance by any Person other than such Revolving Facility Secured Party with any provision of this Agreement, any Revolving Facility Loan Document or any Term Facility Loan Document. The Revolving Facility Administrative Agent, for itself and on behalf of the other Revolving Facility Secured Parties, hereby acknowledges and agrees that (i) no covenant, agreement or restriction contained in any Revolving Facility Security Instrument or any other Revolving Facility Loan Document shall be deemed to restrict in any way the rights and remedies of the Term Facility Administrative Agent or the other Term Facility Secured Parties with respect to the Shared Collateral as set forth in this Agreement and (ii) the rights of any Term Facility Secured Party to enforce any provision of this Agreement or any Term Facility Loan Document with respect to the Shared Collateral will not be prejudiced or impaired by (A) any act or failure to act of any Grantor, any other Term Facility Secured Party or the Term Facility Administrative Agent, or (B) noncompliance by any Person other than such Term Facility Secured Party with any provision of this Agreement, any Term Facility Loan Document or any Revolving Facility Loan Document.

Section 3.02 No Interference.

(a) The Term Facility Administrative Agent, for itself and on behalf of the other Term Facility Secured Parties, agrees that, so long as the Discharge of Revolving Facility Obligations has not occurred, whether or not any Insolvency Proceeding has been commenced, the Term Facility Secured Parties:

(i) except for Term Facility Permitted Actions, will not commence any Enforcement Action during the period of 90 days following the date on which the Term Facility Administrative Agent has delivered to the Revolving Facility Administrative Agent a written notice that the Term Facility Obligations then outstanding under the Term Facility Credit Agreement are currently due and payable in full (whether as a result of acceleration thereof or otherwise), so long as such payment in full (whether as a result of acceleration or otherwise) has not been rescinded; provided further, however, that (A) notwithstanding the expiration of such 90 day period or anything herein to the contrary, except for Term Facility Permitted Actions, in no event shall the Term Facility Administrative Agent or any other Term Facility Secured Party commence an Enforcement Action with respect to any Shared Collateral, or commence, join with any Person (other than the Revolving Facility Administrative Agent) in commencing, or petition for or vote in favor of any resolution for, any such

Enforcement Action, if the Revolving Facility Administrative Agent or any other Revolving Facility Secured Party shall have commenced prior to the end of such 90 day period, and shall be diligently pursuing (or shall have sought or requested relief from or modification of the automatic stay or any other stay in any Insolvency Proceeding to enable the commencement and pursuit thereof), an Enforcement Action with respect to any material portion of the Shared Collateral (prompt written notice thereof to be given to the Term Facility Administrative Agent by the Revolving Facility Administrative Agent) (the foregoing being the “Standstill Period”), and (B) after the expiration of the Standstill Period, so long as neither the Revolving Facility Administrative Agent nor the Revolving Facility Secured Parties have commenced any action to enforce their Revolving Facility Lien on any material portion of the Shared Collateral, in the event that and for so long as any of the Term Facility Secured Parties (or the Term Facility Administrative Agent on their behalf) have commenced actions to enforce their Term Facility Lien with respect to all or any material portion of the Shared Collateral to the extent not in contravention of the terms of this Agreement and are diligently pursuing such actions (it being understood that this clause shall not constitute a waiver by the Revolving Facility Administrative Agent or the other Revolving Facility Secured Parties of the provisions of Article VI), neither the Revolving Facility Secured Parties nor the Revolving Facility Administrative Agent shall take any action of a similar nature with respect to such Shared Collateral; provided that all other provisions of this Agreement (including the turnover provisions of Article IV) are complied with; and provided further that the Standstill Period shall be tolled for so long as any automatic stay or any other stay or other order prohibiting the exercise of remedies by the Revolving Facility Administrative Agent or the Revolving Facility Secured Parties with respect to the Shared Collateral is in effect by operation of law or has been entered into by a court of competent jurisdiction;

(ii) will not contest, protest or object to any Enforcement Action brought by the Revolving Facility Administrative Agent or any other Revolving Facility Secured Party, including any Enforcement Action by any Revolving Facility Secured Party relating to the Shared Collateral;

(iii) subject to the rights of the Term Facility Secured Parties under clause (i) above, will not object to the forbearance by the Revolving Facility Administrative Agent or any other Revolving Facility Secured Party from commencing or pursuing any Enforcement Action with respect to the Shared Collateral;

(iv) will not, except for Term Facility Permitted Actions, take or receive any Shared Collateral, or any proceeds thereof or payment with respect thereto, in connection with the exercise of any Enforcement Action with respect to any Shared Collateral or in connection with any insurance policy award under a policy of insurance relating to any Shared Collateral or any condemnation award (or deed in lieu of condemnation) relating to any Shared Collateral;

(v) will not, except for Term Facility Permitted Actions, take any action that would, or could reasonably be expected to, hinder, in any manner, any exercise of remedies under the Revolving Facility Loan Documents, including any Disposition of any Shared Collateral, whether by foreclosure or otherwise; and

(vi) will not, except for Term Facility Permitted Actions, object to the manner in which the Revolving Facility Administrative Agent or any other Revolving Facility Secured Party may seek to enforce or collect the Revolving Facility Obligations or the Revolving Facility Liens in each case with respect to the Shared Collateral, regardless of whether any action or failure to act by or on behalf of the Revolving Facility Administrative Agent or any other Revolving Facility Secured Party is, or could be, adverse to the interests of the Term Facility Secured Parties with respect to the Shared Collateral, and will not assert, and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshaling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Shared Collateral or any similar rights a secured creditor may have under applicable law;

provided, however, that (x), in the case of clauses (i) through (vii) above, it is the intention of the parties hereto that the Liens granted on the Shared Collateral to secure the Term Facility Obligations of the Term Facility Secured Parties shall attach to any and all proceeds resulting from any such Enforcement Action or other exercise of rights or remedies with respect to the Shared Collateral taken by the Revolving Facility Administrative Agent or any Revolving Facility Secured Party in accordance with this Agreement, which proceeds shall be applied in accordance with Section 4.01 and (y) nothing in this Agreement shall be construed to prevent or impair the rights of any Secured Party to enforce this Agreement . The foregoing shall not be construed to limit the rights and priorities of any Term Facility Secured Party or Term Facility Administrative Agent with respect to any Collateral not constituting Shared Collateral and nothing in this Agreement shall be construed to prevent or impair the rights of any Secured Party from challenging or questioning the validity or enforceability of any Obligations constituting unmatured interest or the validity of any Lien relating thereto pursuant to Section 502(b)(2) of the Bankruptcy Code.

Section 3.03 Rights as Unsecured Creditors.

The Administrative Agents and the other Secured Parties may, in accordance with the terms of the Loan Documents and applicable law, enforce rights and exercise remedies against the Borrower and any Guarantor as unsecured creditors (other than the Term Facility Administrative Agent or any other Term Facility Secured Party initiating or joining in an involuntary case or proceeding under the Bankruptcy Code prior to the end of the Standstill Period); provided that (a) no such action is otherwise inconsistent with the terms of this Agreement and (b) and any judgment Lien obtained by a Secured Party with respect to any of the Shared Collateral as a result of such exercise of rights will be included in the Shared Collateral and be subject to this Agreement for all purposes. Nothing in this Agreement shall prohibit the acceleration of the Obligations, the receipt by the Administrative Agents or any other Secured Party of the required payments of principal, premium, interest, fees and other amounts due under the Loan Documents so long as such receipt is not the direct or indirect result of an Enforcement Action or exercise of rights or remedies as a secured creditor (including any right of setoff) or enforcement in contravention of this Agreement, in each case with respect to any of the Shared Collateral.

Section 3.04 Automatic Release of Term Facility Liens and Revolving Facility Liens.

(a) If, in connection with an Enforcement Action, the Revolving Facility Administrative Agent, for itself and on behalf of the other Revolving Facility Secured Parties, or, any time after the expiration of the Standstill Period, the Term Facility Administrative Agent, for itself and on behalf of the other Term Facility Secured Parties, releases, in the case of the Revolving Facility Administrative Agent, any of the Revolving Facility Liens on the Shared Collateral or, in the case of the Term Facility Administrative Agent, any of the Term Facility Liens on the Shared Collateral, (in each case, a “Release”), other than any such Release by the Revolving Facility Administrative Agent granted after the occurrence of the Discharge of Revolving Facility Obligations or by the Term Facility Administrative Agent granted after the occurrence of the Discharge of Term Facility Obligations, then, in the case of a Release by the Revolving Facility Administrative, the Term Facility Liens on such Shared Collateral, or, in the case of a Release by the Term Facility Administrative Agent, the Revolving Facility Liens on such Shared Collateral , as applicable, shall be automatically, unconditionally and simultaneously released, and, in the case of a Release by the Revolving Facility Administrative Agent, the Term Facility Administrative Agent shall (at the sole cost and expense of the Grantors), for itself and on behalf of the other Term Facility Secured Parties, promptly execute and deliver to the Revolving Facility Administrative Agent, the relevant Grantor or such Guarantor such termination statements, releases and other documents as the Revolving Facility Administrative Agent or the relevant Grantor or Guarantor may reasonably request to effectively confirm such Release and, in the case of a Release by the Term Facility Administrative Agent, the Revolving Facility Administrative Agent shall (at the sole cost and expense of the Grantors), for itself and on behalf of the other Revolving Facility Secured Parties, promptly execute and deliver to the Term Facility Administrative Agent, the relevant Grantor or such Guarantor such termination statements, releases and other documents as the Term Facility Administrative Agent or the relevant Grantor or Guarantor may reasonably request to effectively confirm such Release ; provided that any proceeds received from such Disposition in connection with an Enforcement Action taken in connection with the Revolving Facility Obligations and/or Term Facility Obligations with respect to the Shared Collateral shall be applied by the applicable Administrative Agent in accordance with Section 4.01.

Section 3.05 Notice of Exercise of Term Facility Liens.

Each Term Facility Lender agrees that upon termination of the Standstill Period or such longer period as provided in Section 3.02(a), so long as the Discharge of Revolving Facility Obligations has not occurred, if any Term Facility Lender or the Term Facility Administrative Agent or other representative of such Term Facility Lender intends to commence any Enforcement Action, then such Term Facility Lender or the Term Facility Administrative Agent or other representative shall endeavor to deliver notice thereof in writing to the Revolving Facility Administrative Agent; provided that the Term Facility Administrative Agent’s failure to give such notice under this Section 3.05 shall not create any claim or cause of action on the part of any Revolving Facility Secured Party against the Term Facility Administrative Agent for any reason whatsoever. Such notices may be given during the Standstill Period.

Section 3.06 Insurance and Condemnation Awards.

So long as the Discharge of Revolving Facility Obligations has not occurred, the Revolving Facility Administrative Agent and the other Revolving Facility Secured Parties shall have the exclusive right, subject to the rights of the Grantors under the Revolving Facility Loan Documents, to settle and adjust claims in respect of Shared Collateral under policies of insurance covering Shared Collateral and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Shared Collateral. All proceeds of any such policy and any such award, or any payments with respect to a deed in lieu of condemnation, shall be applied in accordance with Section 4.01. Until the Discharge of Revolving Facility Obligations has occurred, if the Term Facility Administrative Agent or any other Term Facility Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, in each case with respect to Shared Collateral, it shall transfer and pay over such proceeds to the Revolving Facility Administrative Agent in accordance with Section 4.02 for application in accordance with Section 4.01.

ARTICLE IV

PAYMENTS

Section 4.01 Application of Proceeds.

Anything contained herein or in any of the Loan Documents to the contrary notwithstanding (but subject to Section 1.04 and the immediately following sentence), so long as the Discharge of Revolving Facility Obligations has not occurred, and regardless of whether an Insolvency Proceeding has been commenced, (x) any Shared Collateral or proceeds thereof received by any Administrative Agent or any other Secured Party in connection with any Disposition of, or collection on, such Shared Collateral following an Enforcement Action or (y) if any distribution is made in respect of any Shared Collateral in any Insolvency Proceeding of any Grantor or any Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral then such distribution or payment, shall, in each case (provided such distribution or payment has not been received in respect of a Priority DIP Financing Lien), be applied by the Revolving Facility Administrative Agent to the Obligations in the following order of priority (all proceeds of any sale, collection or other liquidation of any Shared Collateral and all proceeds of any such distribution or payment being collectively referred to as “Proceeds”):

(a) first, to the payment of all reasonable costs and expenses of the Revolving Facility Administrative Agent and the Term Facility Administrative Agent incurred in connection with such collection, Disposition or Enforcement Action or otherwise in connection with this Agreement or any other Loan Document, ratably among them in proportion to the respective amounts described in this clause (a) then due and payable to them; and

(b) second, but subject to Section 1.04, to the extent Proceeds remain after the application pursuant to preceding clause (a), to the payment in full of all other Revolving Facility Obligations and Term Facility Obligations, ratably among them in proportion to the respective amounts described in this clause (b) then due and payable to them; and

(c) third, any balance of such Proceeds remaining after the application pursuant to preceding clauses (a) and (b), to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

If, despite the provisions of this Section 4.01(b), any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Obligations to which it is then entitled in accordance with this Section 4.01, such Secured Party shall hold such payment or recovery in trust for the benefit of all Secured Parties for distribution in accordance with this Section 4.01.

Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of Obligations with respect to which such Impairment exists.

Upon the Discharge of Revolving Facility Obligations, the Revolving Facility Administrative Agent shall deliver any remaining Shared Collateral and any Proceeds thereof then held by it in the same form as received, together with any necessary endorsements, (i) to the Term Facility Administrative Agent to be applied by the Term Facility Administrative Agent to any outstanding Term Facility Obligations, or (ii) if no Term Facility Obligations are outstanding, to the Borrower or such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct.

Section 4.02 Payment Over.

So long as the Discharge of Revolving Facility Obligations has not occurred, any Shared Collateral, or any Proceeds thereof or payment with respect thereto (together with Shared Collateral or Proceeds), received by any Administrative Agent or any other Secured Party in connection with any Disposition of, or collection on, such Shared

Collateral upon the enforcement or the exercise of any right or remedy (including any right of setoff or pursuant to any intercreditor agreement) with respect to the Shared Collateral, shall be segregated and held in trust and forthwith transferred or paid over to the Revolving Facility Administrative Agent for application in accordance with Section 4.01 in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.

ARTICLE V

BAILMENT

Section 5.01 Bailment for Perfection of Certain Security Interests.

(a) The Revolving Facility Administrative Agent agrees that if it shall at any time hold a Revolving Facility Lien on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of the Revolving Facility Administrative Agent, or of agents or bailees of the Revolving Facility Administrative Agent (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), the Revolving Facility Administrative Agent shall, solely for the purpose of perfecting the Term Facility Liens granted under the Term Facility Loan Documents and subject to the terms and conditions of this Article V, also hold such Pledged or Controlled Collateral as bailee for the Term Facility Administrative Agent. The Revolving Facility Administrative Agent shall not charge the Term Facility Secured Parties a fee for holding such Pledged or Controlled Collateral as bailee pursuant hereto.

(b) So long as the Discharge of Revolving Facility Obligations has not occurred, the Revolving Facility Administrative Agent shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of this Agreement and the other Revolving Facility Loan Documents until the expiration of the Standstill Period or such longer period as provided under Section 3.02(a). The obligations and responsibilities of the Revolving Facility Administrative Agent to the Term Facility Administrative Agent and the other Term Facility Secured Parties under this Article V shall be limited solely to holding or controlling the Pledged or Controlled Collateral as bailee in accordance with this Article V. Without limiting the foregoing, the Revolving Facility Administrative Agent shall have no obligation or responsibility to ensure that any Pledged or Controlled Collateral is genuine or owned by any of the Grantors. The Revolving Facility Administrative Agent acting pursuant to this Article V or otherwise hereunder shall not, by reason of this Agreement, any other Security Instrument or any other document, have a fiduciary relationship in respect of any other Revolving Facility Secured Party, the Term Facility Administrative Agent or any other Term Facility Secured Party.

(c) Upon the Discharge of Revolving Facility Obligations, the Revolving Facility Administrative Agent shall transfer the possession and control of the Pledged or Controlled Collateral, together with any necessary endorsements but without recourse or warranty (other than a representation of the Revolving Facility Administrative Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such Pledged or Controlled Collateral), (i) if the Term Facility Obligations are outstanding at such time, to the Term Facility Administrative Agent, and (ii) if no Term

Facility Obligations are outstanding at such time, to the applicable Grantor or to whomever shall be entitled thereto, in each case so as to allow such Person to obtain possession and control of such Pledged or Controlled Collateral. In connection with any transfer under clause (i) of the immediately preceding sentence, subject to the provisions of Section 5.01(d), the Revolving Facility Administrative Agent agrees to take all actions in its power as shall be reasonably requested by the Term Facility Administrative Agent to permit the Term Facility Administrative Agent to obtain, for the benefit of the Term Facility Secured Parties, a first priority security interest in the Pledged or Controlled Collateral.

(d) The Revolving Facility Administrative Agent shall not be required to take any such action requested by the Term Facility Administrative Agent that the Revolving Facility Administrative Agent in good faith believes exposes it to personal liability for expenses or other amounts unless the Revolving Facility Administrative Agent receives an indemnity satisfactory to it from the Term Facility Administrative Agent or Term Facility Secured Parties with respect to such action.

Section 5.02 Bailment for Perfection of Certain Security Interests – Other Control Collateral (Term Facility Administrative Agent).

Each of the Term Facility Administrative Agent, each Term Facility Lender and each Revolving Facility Lender agrees that if it shall at any time hold a Lien on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of the Term Facility Administrative Agent, such Term Facility Lender or such Revolving Facility Lender or of their respective agents or bailees (such Shared Collateral being referred to herein as the “Other Pledged or Controlled Collateral”), such Term Facility Administrative Agent, Term Facility Lender or Revolving Facility Lender, as applicable, shall, solely for the purpose of perfecting the Revolving Facility Liens granted under the Revolving Facility Loan Documents and the Term Facility Liens granted under the Term Facility Loan Documents, also hold such Other Pledged or Controlled Collateral as bailee for the Revolving Facility Administrative Agent and, in the case of a Term Facility Lender or a Revolving Facility Lender, also hold such Other Pledged or Controlled Collateral as bailee for the Term Facility Administrative Agent. No obligations shall be imposed on the Term Facility Administrative Agent, any Revolving Facility Lender or Term Facility Lender by reason of this Section 5.02, and none of the Revolving Facility Administrative Agent, Term Facility Administrative Agent, Revolving Facility Lender or Term Facility Lender shall have a fiduciary relationship in respect of any other party. No party shall be required to take any action requested by any other party that such party in good faith believes exposes it to personal liability for expenses or other amounts unless such party receives an indemnity satisfactory to it from the party requesting action. No Term Facility Lender, Revolving Facility Lender or Term Facility Administrative Agent shall charge the Revolving Facility Administrative Agent a fee for holding such Other Pledged or Controlled Collateral as bailee pursuant hereto.

ARTICLE VI

INSOLVENCY PROCEEDINGS

Section 6.01 Finance and Sale Matters.

(a) Until the Discharge of Revolving Facility Obligations has occurred, the Term Facility Administrative Agent, for itself and on behalf of the other Term Facility Secured Parties, agrees that, in the event of any Insolvency Proceeding, the Term Facility Secured Parties:

(i) will not oppose or object to the use of any Shared Collateral constituting cash collateral under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, unless the Revolving Facility Secured Parties, or a representative authorized by the Revolving Facility Secured Parties, shall oppose or object to such use of cash collateral;

(ii) will not oppose or object to any post-petition financing, whether provided by the Revolving Facility Secured Parties or any other Person, under Section 364 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law (a “DIP Financing”), or the Liens securing any DIP Financing (“DIP Financing Liens”), unless the Revolving Facility Secured Parties, or a representative authorized by the Revolving Facility Secured Parties, shall then oppose or object to such DIP Financing or such DIP Financing Liens, and, to the extent that such DIP Financing Liens are senior to the Revolving Facility Liens, the Term Facility Administrative Agent will, for itself and on behalf of the other Term Facility Secured Parties, subordinate the Term Facility Liens to the DIP Financing Liens on the same terms that the Revolving Facility Liens are subordinated to such DIP Financing Liens; provided that the foregoing shall not prevent the Term Facility Secured Parties from proposing any other DIP Financing to any Grantors or to a court of competent jurisdiction; and provided further that (a) the foregoing shall not prohibit the Term Facility Administrative Agent or the Term Facility Secured Parties from objecting to any provisions in any DIP Financing to the extent providing that the DIP Financing can be rolled into an exit financing under a plan of reorganization, (b) the proposed cash collateral use or DIP Financing does not compel any Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the cash collateral order or DIP Financing documentation, as applicable, (c) the proposed cash collateral order or DIP Financing documentation does not expressly require the sale of all or substantially all of the Collateral prior to a default under the cash collateral order or DIP Financing documentation, and (d) the proposed terms of any such DIP Financing (including the interest rate, fees, advance rates, and sublimits thereof) are commercially reasonable under the circumstances;

(iii) shall not be prohibited from seeking adequate protection in the form of additional collateral, superpriority administrative expense claims, or payments in the form of post-petition interest, fees, and/or expenses; provided that the Revolving Facility Secured Parties shall also be granted a Lien on such additional collateral as security for the Revolving Facility Obligations and for any DIP Financing and that any Lien on such additional collateral securing the Term Facility Obligations shall (A) be subordinated to the Liens on such collateral securing any DIP Financing (and all obligations relating thereto) on the same terms that the Revolving Facility Liens are subordinated to such DIP Financing Liens, and (B) rank pari passu with any Liens on such collateral securing the Revolving Facility Obligations.

(b) Each of the Term Facility Administrative Agent, for itself and on behalf of the other Term Facility Secured Parties, and the Revolving Administrative Agent, for itself and on behalf of the other Revolving Facility Secured Parties agrees that no Secured Party shall contest, or support any other Person in contesting, (i) any request by an Administrative Agent or any other Secured Party for adequate protection or (ii) any objection, based on a claim of a lack of adequate protection, by an Administrative Agent or any other Secured Party to any motion, relief, action or proceeding. If, in connection with any DIP Financing or use of cash collateral, (A) any Revolving Facility Secured Party is granted adequate protection in the form of a Lien on additional collateral and/or a superpriority administrative expense claim, the Term Facility Administrative Agent may, for itself and on behalf of the other Term Facility Secured Parties, seek or request adequate protection in the form of a Lien on such additional collateral and/or a superpriority administrative expense claim, which Lien and/or claim will be pari passu with the Revolving Facility Liens on the same basis as the other Term Facility Liens are pari passu with the Revolving Facility Liens under this Agreement or (B) any Term Facility Secured Party is granted adequate protection in the form of a Lien on additional collateral and/or a superpriority administrative expense claim, the Revolving Facility Administrative Agent shall, for itself and on behalf of the other Revolving Facility Secured Parties, be granted adequate protection in the form of a Lien on such additional collateral and/or a superpriority administrative expense claim, which Lien and/or claim that is pari passu with such Term Facility Lien on the same basis as the other Revolving Facility Liens are pari passu with the Term Facility Liens as security for the Revolving Facility Obligations.

(c) Notwithstanding the foregoing, the applicable provisions of Section 6.01(a) and (b) shall only be binding on the Term Facility Secured Parties with respect to any DIP Financing to the extent that the amount of such DIP Financing does not exceed the sum of (i) to the extent Refinanced in connection with, and included as part of, such DIP Financing, the aggregate principal amount of the Revolving Facility Obligations in effect immediately prior to the commencement of such Insolvency Proceeding, plus (ii) the lesser of (A) $25,000,000 and (B) an amount equal to 20% of the aggregate existing principal amount of the Revolving Facility Obligations outstanding in effect immediately prior to the commencement of such Insolvency Proceeding.

Section 6.02 Reorganization Securities.

If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any Property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the Revolving Facility Obligations and the Term Facility Obligations, then, to the extent the debt obligations distributed on account of the Revolving Facility Obligations and on account of the Term Facility Obligations are secured by Liens upon the same Property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

Section 6.03 Post-Petition Interest.

(a) Each of the Term Facility Administrative Agent, for itself and on behalf of the other Term Facility Secured Parties, and the Revolving Facility Administrative Agent, for itself and on behalf of the other Revolving Facility Secured Parties, agrees that no Secured Party shall oppose or seek to challenge any claim by a Secured Party for allowance or payment in any Insolvency Proceeding of Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Liens; provided that any such amount, if allowed or paid in such Insolvency Proceeding, allocated ratably and equally with respect to Liens securing the Revolving Facility Obligations and the Term Facility Obligations that are valid, perfected and not avoided in such Insolvency Proceeding.

Section 6.04 Certain Waivers by the Term Facility Secured Parties.

The Term Facility Administrative Agent, for itself and on behalf of the other Term Facility Secured Parties waives any claim any Term Facility Secured Party may hereafter have against any Revolving Facility Secured Party arising out of any use of cash collateral or financing arrangement, or any grant of a security interest in the Shared Collateral, in any Insolvency Proceeding so long as such action is not in contravention of this Agreement.

Section 6.05 Certain Voting Matters.

Each of the Revolving Facility Administrative Agent, on behalf of the Revolving Facility Secured Parties and the Term Facility Administrative Agent, on behalf of the Term Facility Secured Parties, agrees that, without the written consent of the other, it will not seek to vote with the other as a single class in connection with any plan of reorganization in any Insolvency Proceeding; provided, that the Term Facility Secured Party shall vote for any plan of reorganization supported by the Revolving Facility Administrative Agent that results in receipt of net cash proceeds upon confirmation of such plan, which when applied in accordance with this Agreement is sufficient to achieve Discharge of the Term Facility Obligations. Except as provided in this Section 6.05, nothing in this Agreement is intended, or shall be construed, to limit the ability of either Administrative Agent or the Secured Parties to vote on any plan of reorganization.

Section 6.06 Separate Grants of Security and Separate Classification.

Each of the Revolving Facility Administrative Agent, on behalf of the Revolving Facility Secured Parties and the Term Facility Administrative Agent on behalf of the Term Facility Secured Parties, acknowledges and agrees that (a) the grants of Liens pursuant to the Revolving Facility Loan Documents and the Term Facility Loan

Documents constitute two separate and distinct grants of Liens and (b) the Term Facility Obligations are fundamentally different from the Revolving Facility Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding.

ARTICLE VII

OTHER AGREEMENTS

Section 7.01 Matters Relating to Loan Documents.

(a) Without the prior written consent of the Revolving Facility Administrative Agent, the Term Facility Administrative Agent agrees that no Term Facility Security Instrument may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Term Facility Security Instrument would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(b) Without the prior written consent of the Term Facility Administrative Agent, the Revolving Facility Administrative Agent agrees that no Revolving Facility Security Instrument may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Revolving Facility Security Instrument would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(c) Each of the Borrower and the Term Facility Administrative Agent agrees that the Term Facility Credit Agreement and each Term Facility Security Instrument with respect to Shared Collateral shall contain the applicable provisions set forth on Annex I hereto, or similar provisions approved by the Revolving Facility Administrative Agent acting reasonably, which approval shall not be unreasonably withheld, conditioned or delayed.

(d) Each of the Borrower and the Revolving Facility Administrative Agent agrees that the Revolving Facility Credit Agreement and each Revolving Facility Security Instrument with respect to Shared Collateral shall contain the applicable provisions set forth on Annex II hereto, or similar provisions approved by the Term Facility Administrative Agent acting reasonably, which approval shall not be unreasonably withheld, conditioned or delayed.

(e) In determining whether an amendment to any Security Instrument is permitted by this Section 7.01, each Administrative Agent may conclusively rely on an officer’s certificate of the Borrower stating that such amendment is permitted by this Section 7.01.

Section 7.02 Effect of Refinancing of Indebtedness under Revolving Facility Loan Documents.

If, substantially contemporaneously with the Discharge of Revolving Facility Obligations (and subject to consent of the Term Facility Required Lenders to the extent such consent is required under the Term Facility Credit Agreement), the Borrower Refinances the Revolving Facility Obligations (including an increase thereof, or any change to the terms thereof to the extent permitted by Section 7.01 hereof) and provided that (a) such Refinancing is permitted hereby and (b) the Borrower gives to the Term Facility Administrative Agent written notice (the “Refinancing Notice”) electing the application of the provisions of this Section 7.02 to such Refinancing Indebtedness, then (i) such Discharge of Revolving Facility Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, (ii) such Refinancing Indebtedness and all other obligations under the loan documents evidencing such indebtedness (the “New Revolving Facility Obligations”) shall automatically be treated as Revolving Facility Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein, (iii) the credit agreement and the other loan documents evidencing such Refinancing Indebtedness (the “New Revolving Facility Loan Documents”) shall automatically be treated as the Revolving Facility Credit Agreement and the Revolving Facility Loan Documents and, in the case of New Revolving Facility Loan Documents that are security documents, as the Revolving Facility Security Instruments for all purposes of this Agreement, (iv) the Administrative Agent under the New Revolving Facility Loan Documents (the “New Revolving Facility Administrative Agent”) shall be deemed to be the Revolving Facility Administrative Agent for all purposes of this Agreement, (v) the lenders under the New Revolving Facility Loan Documents shall be deemed to be the Revolving Facility Lenders for all purposes of this Agreement, and (vi) the defined terms hereof that are incorporated by reference to the Revolving Facility Loan Documents shall refer to the equivalent defined terms in the New Revolving Facility Loan Documents. Upon receipt of a Refinancing Notice, which notice shall include the identity of the New Revolving Facility Administrative Agent, the Term Facility Administrative Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrower or such New Revolving Facility Administrative Agent may reasonably request in order to provide to the New Revolving Facility Administrative Agent the rights and powers contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. The Borrower shall cause the agreement, document or instrument pursuant to which the New Revolving Facility Administrative Agent is appointed to provide that the New Revolving Facility Administrative Agent agrees to be bound by the terms of this Agreement. In furtherance of Section 2.03, if the New Revolving Facility Obligations are secured by Property of the Grantors that do not also secure the Term Facility Obligations, the applicable Grantors shall promptly grant a Term Facility Lien on such Property to secure the Term Facility Obligations.

Section 7.03 No Waiver by Secured Parties.

Other than as may be expressly provided herein, nothing contained herein shall prohibit or in any way limit either Administrative Agent or any Secured Party from opposing, challenging or objecting to, in any Insolvency Proceeding or otherwise, any action taken, or any claim made, by any other Secured Party, including any request by an Administrative Agent or any other Secured Party for adequate protection or any exercise by an Administrative Agent or any other Secured Party of any of its rights and remedies under the Loan Documents or otherwise.

Section 7.04 Reinstatement.

If, in any Insolvency Proceeding or otherwise, all or part of any payment with respect to the Obligations previously made shall be rescinded for any reason whatsoever, then the Obligations shall be reinstated to the extent of the amount so rescinded and, if theretofore terminated, this Agreement shall be reinstated in full force and effect and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the Secured Parties provided for herein.

Section 7.05 Further Assurances.

Each of the Revolving Facility Administrative Agent, for itself and on behalf of the other Revolving Facility Secured Parties, and the Term Facility Administrative Agent, for itself and on behalf of the other Term Facility Secured Parties, and the Borrower, for itself and on behalf of its Subsidiaries that are Grantors, agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which the Revolving Facility Administrative Agent or the Term Facility Administrative Agent may reasonably request, to effectuate the terms of this Agreement, including the relative Lien priorities provided for herein. The parties further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person that becomes a Grantor at any time (and any security granted by any such Person) will be subject to the provisions hereof as fully as if it constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence. Each Grantor party hereto agrees to cause each of its Subsidiaries formed or acquired after the date hereof that is a Grantor to become a party for all purposes of this Agreement by executing and delivering either the form of Assumption Agreement (in the case of the Revolving Facility Credit Agreement) attached to the Guarantee (as defined in the Revolving Facility Credit Agreement) and the form of Joinder Agreement (in the case of the Term Facility Credit Agreement) attached to the Security Agreement (as defined in the Term Facility Credit Agreement) or another assumption agreement in form and substance acceptable to the Revolving Facility Administrative Agent and the Term Facility Administrative Agent.

Section 7.06 Notice of Exercise of Remedies.

Subject to the terms of this Agreement, each of the Revolving Facility Administrative Agent and the Term Facility Administrative Agent shall endeavor to provide advance notice to each other of an acceleration of any Obligations in respect of the Revolving Facility Obligations or the Term Facility Obligations, as the case may be (other than with respect to any automatic accelerations thereunder); provided, however, neither party’s failure to give such notice under this Section 7.06 shall (a) create any claim or cause of action on the part of the other party against the party failing to give such notice for any reason whatsoever or (b) impair the effectiveness of any such acceleration. Nothing contained in this Section 7.06 shall limit, restrict, alleviate, or amend any notice requirement otherwise provided in this Agreement or otherwise required under applicable law.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES

Section 8.01 Representations and Warranties of Each Party.

Each party hereto represents and warrants to the other parties hereto as follows:

(a) Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation and has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.

(b) This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.

(c) The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority and (ii) will not violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such party or any order of any Governmental Authority or any provision of any indenture, agreement or other instrument binding upon such party.

Section 8.02 Representations and Warranties of Each Administrative Agent.

Each Administrative Agent represents and warrants to the other parties hereto that it has been authorized by the Lenders under and as defined in the Revolving Facility Credit Agreement or the Term Facility Credit Agreement, as applicable, to enter into this Agreement for and on behalf of such Lenders.

ARTICLE IX

NO RELIANCE; NO LIABILITY; OBLIGATIONS ABSOLUTE

Section 9.01 No Reliance; Information.

Each Administrative Agent, for itself and on behalf of the applicable other Secured Parties, acknowledges that (a) it and such Secured Parties have, independently and without reliance upon, in the case of the Revolving Facility Secured Parties, any Term Facility Secured Party and, in the case of the Term Facility Secured Parties, any Revolving Facility Secured Party, and based on such documents and information as they have deemed appropriate, made their own credit analyses and decisions to enter into the Loan Documents to which they are party and (b) it and such Secured Parties will, independently and without reliance upon, in the case of the Revolving Facility Secured Parties, any Term Facility Secured Party and, in the case of the Term Facility Secured Parties, any Revolving Facility Secured Party, and based on such documents and information as they shall from time to time deem appropriate, continue to make their own credit decisions in taking or not taking any action under this Agreement or any other

Loan Document to which they are party. The Revolving Facility Secured Parties and the Term Facility Secured Parties shall have no duty to disclose to any Term Facility Secured Party or to any Revolving Facility Secured Party, respectively, any information relating to the Borrower or any of its Subsidiaries, or any other circumstance bearing upon the risk of nonpayment of any of the Revolving Facility Obligations or the Term Facility Obligations, as the case may be, that is known or becomes known to any of them or any of their Affiliates. In the event any Revolving Facility Secured Party or any Term Facility Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to, respectively, any Term Facility Secured Party or any Revolving Facility Secured Party, it shall be under no obligation (i) to make, and shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion or (iii) to undertake any investigation.

Section 9.02 No Warranties or Liability.

(a) The Revolving Facility Administrative Agent, for itself and on behalf of the other Revolving Facility Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the Term Facility Administrative Agent nor any other Term Facility Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Term Facility Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Term Facility Administrative Agent, for itself and on behalf of the other Term Facility Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the Revolving Facility Administrative Agent nor any other Revolving Facility Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Revolving Facility Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.

(b) The Term Facility Administrative Agent and the other Term Facility Secured Parties shall have no express or implied duty to the Revolving Facility Administrative Agent or any other Revolving Facility Secured Party, and the Revolving Facility Administrative Agent and the other Revolving Facility Secured Parties shall have no express or implied duty to the Term Facility Administrative Agent or any other Term Facility Secured Party, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of a default or an event of default under any Revolving Facility Loan Document and any Term Facility Loan Document (other than, in each case, this Agreement), regardless of any knowledge thereof which they may have or be charged with.

(c) The Term Facility Administrative Agent, for itself and on behalf of the other Term Facility Secured Parties, agrees that no Revolving Facility Secured Party shall have any liability to the Term Facility Administrative Agent or any other Term Facility Secured Party, and hereby waives any claim against any Revolving Facility Secured

Party, arising out of any and all actions which the Revolving Facility Administrative Agent or the other Revolving Facility Secured Parties may take or permit or omit to take with respect to (i) the Revolving Facility Loan Documents (other than this Agreement), (ii) the collection of the Revolving Facility Obligations or (iii) the maintenance of, the preservation of, the foreclosure upon or the Disposition of any Shared Collateral in accordance with this Agreement.

(d) The Revolving Facility Administrative Agent, for itself and on behalf of the other Revolving Facility Secured Parties, agrees that no Term Facility Secured Party shall have any liability to the Revolving Facility Administrative Agent or any other Revolving Facility Secured Party, and hereby waives any claim against any Term Facility Secured Party, arising out of any and all actions which the Term Facility Administrative Agent or the other Term Facility Secured Parties may take or permit or omit to take with respect to (i) the Term Facility Loan Documents (other than this Agreement), (ii) the collection of the Term Facility Obligations or (iii) the maintenance of, the preservation of, the foreclosure upon or the Disposition of any Shared Collateral in accordance with this Agreement.

Section 9.03 Obligations Absolute.

The Lien priorities provided for herein and the respective rights, interests, agreements and obligations hereunder of the Revolving Facility Administrative Agent and the other Revolving Facility Secured Parties and the Term Facility Administrative Agent and the other Term Facility Secured Parties shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Loan Document;

(b) subject to the limitations set forth in Section 7.01, any change in the time, place or manner of payment of, or in any other term of (including the Refinancing of), all or any portion of the Revolving Facility Obligations or the Term Facility Obligations, it being specifically acknowledged that a portion of the Revolving Facility Obligations consists or may consist of Obligations that are revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed;

(c) subject to the limitations set forth in Section 7.01, any change in the time, place or manner of payment of, or, in any other term of, all or any portion of the Revolving Facility Obligations or the Term Facility Obligations;

(d) subject to the limitations set forth in Section 7.01, any amendment, waiver or other modification, whether by course of conduct or otherwise, of any Loan Document;

(e) the securing of any Revolving Facility Obligations or Term Facility Obligations with any additional collateral or guaranty agreements, or any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral or any release of any guaranty securing any Revolving Facility Obligations or Term Facility Obligations; or

(f) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Borrower or any other Grantor in respect of this Agreement, any Lien securing the Revolving Facility Obligations, or the Term Facility Obligations, or any of the Term Facility Secured Parties in respect of this Agreement.

ARTICLE X

MISCELLANEOUS

Section 10.01 Notices.

(a) Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier, or delivered by electronic mail to the electronic mail address, as follows:

(i) if to the Borrower or any other Grantor, to it at its address for notices set forth in the Credit Agreements; and

(ii) if to the Revolving Facility Administrative Agent, to it at Wells Fargo Bank, National Association, Agency Services, MAC: D1109-019, 1525 West W.T. Harris Blvd. 1B1, Charlotte, North Carolina 28262, (Facsimile No. (704) 715-0017), with a copy to Wells Fargo Bank, National Association, 1455 Ross Avenue, Suite 4500, Dallas, Texas 77002, Attention of Jason M. Hicks, Director (Telecopy No. (214) 721-8215); and

(iii) if to the Term Facility Administrative Agent, to it at Deutsche Bank AG New York Branch, 60 Wall Street, New York, New York 10005, Attn: Michael Getz (Facsimile No. (212) 797-5692).

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent if the sender receives an acknowledgement of receipt (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in said subsection (b).

(b) Electronic Communications. Notices and other communications may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agents, provided that the foregoing shall not apply to notices to any party if such party has notified the other parties hereto that it is incapable of receiving notices by electronic communication.

Unless the applicable Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Change of Address, Etc. Each Grantor and each Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.

Section 10.02 Conflicts.

In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the other Loan Documents, the provisions of this Agreement shall control.

Section 10.03 Effectiveness; Survival.

This Agreement shall become effective when executed and delivered by the parties hereto. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding. The Term Facility Administrative Agent, for itself and on behalf of the other Term Facility Secured Parties, hereby waives any and all rights the Term Facility Secured Parties may now or hereafter have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The Revolving Facility Administrative Agent, for itself and on behalf of the other Revolving Facility Secured Parties, hereby waives any and all rights the Revolving Facility Secured Parties may now or hereafter have under applicable law to revoke this Agreement or any of the provisions of this Agreement.

Section 10.04 Severability.

In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 10.05 Amendments; Waivers.

(a) No failure or delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.05, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Revolving Facility Administrative Agent and the Term Facility Administrative Agent, (and with respect to any such termination, waiver, amendment or modification to Article VI or which otherwise by the terms of this Agreement requires the Borrower’s consent or which increases the obligations or reduces the rights of the Borrower or any other Grantor, with the written consent of the Borrower or such Grantor).

Section 10.06 Applicable Law; Jurisdiction; Consent to Service of Process.

(a) THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK, COUNTY OF MANHATTAN OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

(c) Each party to this Agreement agrees that service of process in any such action or proceeding may, to the extent permitted by applicable law, be effected by delivering a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, as the case may be at its address set forth in Section 10.01 or at such other address of which the Administrative Agents shall have been notified pursuant thereto. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(d) The parties agree that this Agreement is a “subordination agreement” under Section 510 of the Bankruptcy Code and Section 9.339 of the UCC.

Section 10.07 Waiver of Jury Trial.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.08.

Section 10.08 Parties in Interest.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Revolving Facility Secured Parties and Term Facility Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement. No other Person shall have or be entitled to assert rights or benefits hereunder. No provision of this Agreement will inure to the benefit of a trustee, debtor-in-possession, creditor trust or other representative of an estate or creditor of the Borrower or any other Grantor, including where such estate or creditor representative is the beneficiary of a Lien securing Shared Collateral by virtue of the avoidance of such Lien in an Insolvency Proceeding. If either the Revolving Facility Administrative Agent or the Term Facility Administrative Agent resigns or is replaced pursuant to the Revolving Facility Credit Agreement or the Term Facility Credit Agreement, as applicable, its successor will be a party to this Agreement with all the rights, and subject to all the obligations of this Agreement. Notwithstanding any other provision of this Agreement, this Agreement may not be assigned to any Person except as expressly contemplated herein.

Section 10.09 Specific Performance.

Each Administrative Agent may demand specific performance of this Agreement and, on behalf of itself and the respective other Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by the respective Secured Parties.

Section 10.10 Headings.

Article and Section headings used herein and the Table of Contents hereto are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 10.11 Counterparts.

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (e.g., .pdf) shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 10.12 Provisions Solely to Define Relative Rights.

The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Revolving Facility Secured Parties, on the one hand, and the Term Facility Secured Parties, on the other hand. No Person is a third-party beneficiary of this Agreement. Except as expressly provided in this Agreement, none of the Borrower, any other Grantor, any Guarantor or any other creditor thereof shall have any rights or obligations hereunder and none of the Borrower, any other Grantor or any Guarantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Borrower or any other Grantor or any Guarantor, which are absolute and unconditional, to pay the Revolving Facility Obligations and the Term Facility Obligations as and when the same shall become due and payable in accordance with their terms.

Section 10.13 Sharing of Information.

The Grantors agree that any information provided to the Revolving Facility Administrative Agent, the Term Facility Administrative Agent, any Revolving Facility Secured Party or any Term Facility Secured Party may be shared by such Person with any Revolving Facility Secured Party, any Term Facility Secured Party, the Revolving Facility Administrative Agent or the Term Facility Administrative Agent notwithstanding a request or demand by such Grantor that such information be kept confidential; provided, that such information shall otherwise be subject to the respective confidentiality provisions in the Revolving Facility Credit Agreement and the Term Facility Credit Agreement, as applicable.

Section 10.14 No Indirect Actions.

Unless otherwise expressly stated, if a party may not take an action under this Agreement, then it may not take that action indirectly, or support any other Person in taking that action directly or indirectly. “Taking an action indirectly” means taking an action that is not expressly prohibited for the party but is intended to have substantially the same effects as the prohibited action.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:	ATLAS ENERGY, L.P.

	By:	/s/ Sean McGrath
	Name:	Sean McGrath
	Title:	Chief Financial Officer

GUARANTORS:	ATLAS ENERGY GP, LLC
ATLAS LIGHTFOOT, LLC
ATLAS RESOURCE PARTNERS GP, LLC
ATLAS ENERGY HOLDINGS CORP.
ATLAS ENERGY COMPANY, LLC
ATLAS ENERGY RESOURCE SERVICES, INC.
AED INVESTMENTS, INC.
ATLAS AMERICA MID-CONTINENT, INC.
ATLS PRODUCTION COMPANY, LLC

	By:	/s/ Sean McGrath
	Name:	Sean McGrath
	Title:	Chief Financial Officer

SIGNATURE PAGE TO INTERCREDITOR AGREEMENT

ATLAS ENERGY, L.P.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Revolving Facility Administrative Agent

By:	/s/ Jason Hicks
Name:	Jason M. Hicks
Title:	Managing Director

SIGNATURE PAGE TO INTERCREDITOR AGREEMENT

ATLAS ENERGY, L.P.

DEUTSCHE BANK AG, NEW YORK BRANCH, as Term Facility Administrative Agent

By:	/s/ Michael Getz
Name:	Michael Getz
Title:	Vice President

SIGNATURE PAGE TO INTERCREDITOR AGREEMENT

ATLAS ENERGY, L.P.

ANNEX I

Provision for the Term Facility Credit Agreement

“Reference is made to the Intercreditor Agreement dated as of July 31, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Borrower, Wells Fargo Bank, National Association, as Revolving Facility Administrative Agent (as defined therein), and Administrative Agent, as Term Facility Administrative Agent (as defined therein). Each Lender hereunder (a) acknowledges that it has received a copy of the Intercreditor Agreement, (b) consents to the priority of Liens provided for in the Intercreditor Agreement, (c) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement as if it was a signatory thereto and (d) authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreement as Administrative Agent and on behalf of such Lender. The foregoing provisions are intended as an inducement to the Revolving Facility Lenders (as defined in the Intercreditor Agreement) to permit the incurrence of Obligations under this Agreement and to extend credit to the Borrower and such lenders are intended third party beneficiaries of such provisions.”

Provision for the Term Facility Security Instruments

“Reference is made to the Intercreditor Agreement dated as of July 31, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Borrower, Wells Fargo Bank, National Association, as Revolving Facility Administrative Agent (as defined therein), and Administrative Agent, as Term Facility Administrative Agent (as defined therein). Notwithstanding anything herein to the contrary, the lien and security interest granted to the Administrative Agent, for the benefit of the Secured Creditors, pursuant to this Agreement and the exercise of any right or remedy by the Administrative Agent and the other Secured Creditors hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Agreement, the provisions of the Intercreditor Agreement shall control.”

Annex I

ANNEX II

Provision for the Revolving Facility Credit Agreement

“Reference is made to the Intercreditor Agreement dated as of July 31, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Borrower, Administrative Agent, as Revolving Facility Administrative Agent (as defined therein), and DEUTSCHE BANK AG, NEW YORK BRANCH, as Term Facility Administrative Agent (as defined therein). Each Lender hereunder (a) acknowledges that it has received a copy of the Intercreditor Agreement, (b) consents to the priority of Liens provided for in the Intercreditor Agreement, (c) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement as if it was a signatory thereto and (d) authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreement as Administrative Agent and on behalf of such Lender. The foregoing provisions are intended as an inducement to the Term Facility Lenders (as defined in the Intercreditor Agreement) to permit the incurrence of Obligations under this Agreement and to extend credit to the Borrower and such lenders are intended third party beneficiaries of such provisions.”

Provision for the Revolving Facility Security Instruments

“Reference is made to the Intercreditor Agreement dated as of July 31, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Borrower, Administrative Agent, as Revolving Facility Administrative Agent (as defined therein), and DEUTSCHE BANK AG, NEW YORK BRANCH, as Term Facility Administrative Agent (as defined therein). Notwithstanding anything herein to the contrary, the lien and security interest granted to the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Administrative Agent and the other Secured Parties hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Agreement, the provisions of the Intercreditor Agreement shall control.”

Annex II